UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2010

TechniScan, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-143236	27-1093363
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3216 South Highland Drive, Suite 200, Salt Lake City, Utah		84106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(801) 521-0444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2010, TechniScan, Inc., a Delaware corporation (the "Company"), filed a Certificate of Amendment to its Certificate of Corporation, as corrected by a Certificate of Correction filed on June 22, 2010 (collectively, the "Amended Certificate"), with the Secretary of State of the State of Delaware to effect a 1-for-4 reverse stock split of the Company’s issued and outstanding common stock (the "Reverse Stock Split"). The Reverse Stock Split becomes effective on June 28, 2010, subject to approval by FINRA (the "Effective Time"). A copy of the Amended Certificate is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The Amended Certificate was unanimously approved by the Company’s Board of Directors on June 2, 2010 and by holders of a majority of the Company’s issued and outstanding common stock at a special meeting of the Company’s stockholders on June 18, 2010 by a vote of 52,947,334 in favor of, which is approximately 64% of the shares entitled to vote and 466,334 against, which is approximately 0.5%.

In accordance with the Amended Certificate, at the Effective Time, each 4 shares of the Company’s common stock ("Old Common Stock") issued and outstanding immediately prior to the Effective Time will automatically and without any action on the part of the respective holders thereof, be combined and reclassified into one (1) share of common stock (the "New Common Stock"). Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified as described above, provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

No fractional shares of New Common Stock will be issued to the holders of record of Old Common Stock in connection with the Reverse Stock Split. In lieu thereof, all fractional shares will be rounded up to the next whole share on a certificate basis to holders thereof who would otherwise be entitled to receive fractional shares. The ownership of such fractional interests shall not entitle the holder thereof to any voting, dividend or other right, except the right to receive payment therefor as described above.
The par value and other terms of the Company’s common stock will not be affected by the Reverse Stock Split, including the number of authorized shares of common stock, which will remain 150,000,000 and will not be proportionally reduced. Upon completion of the Reverse Stock Split, the Company’s 82,897,454 issued and outstanding shares of common stock will be reduced to approximately 20,724,364 issued and outstanding shares of common stock.
Currently, there are outstanding and unexercised stock options to purchase 14,384,778 shares of the Company’s common stock. To maintain the intent of the grants, the Reverse Stock Split will reduce the number of shares available in the grant according to the ratio for the reverse stock split and increase the exercise price of the grant. For example, in a 1-for-4 reverse stock split, a grant of 45,000 shares at $0.40 per share exercise price will have the following effects — the number of shares will be reduced by a factor of 4, to 11,250 shares, and the exercise price will increase by a factor of 4, to $1.60 per share. The number of shares authorized for issuance under equity compensation plans, but not granted, will also decrease proportionately pursuant to the Reverse Stock Split.

At the Effective Time, to indicate the reverse stock split, the OTCBB will append a "D" to the Company’s trading symbol and for a period of 20 trading days our common stock will be reported under the symbol "TSNID." After the 20 trading days, our trading symbol will revert to "TSNI." The new CUSIP number for our common stock is 87855G 206.

On June 24, 2010, the Company issued a press release with respect to the Reverse Stock Split described above. A copy of such press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The disclosure set forth under Item 5.03 to this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

The disclosure set forth under Item 5.03 to this Current Report on Form 8-K with respect to the Company’s press release in conjunction with the Reverse Stock Split and Amended Certificate is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Description

10.1 Certificate of Amendment to Certificate of Incorporation of TechniScan, Inc. dated and filed June 18, 2010, as corrected by that certain Certificate of Correction of TechniScan, Inc., dated and filed June 22, 2010.

99.1 Press Release dated June 24, 2010.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechniScan, Inc.

June 24, 2010	By:	Steven K. Passey

Name: Steven K. Passey
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Certificate of Amendment to Certificate of Incorporation of TechniScan, Inc. dated and filed June 18, 2010, as corrected by that certain Certificate of Correction of TechniScan, Inc., dated and filed June 22, 2010.
99.1	Press Release dated June 24, 2010.